EXHIBIT 10.38

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of January 1, 2004 (the "Effective Date") by and between ERNEST J. MROZEK ("Executive") and THE SERVICEMASTER COMPANY, a Delaware corporation ("ServiceMaster").

         WHEREAS, Executive currently serves as President and Chief Operating Officer of ServiceMaster;

         WHEREAS, ServiceMaster desires that Executive serve as President and Chief Financial Officer ("CFO") of ServiceMaster;

         WHEREAS, ServiceMaster desires to continue to employ Executive and Executive desires to continue to be employed by ServiceMaster; and

         WHEREAS, ServiceMaster and Executive desire to set forth the terms and conditions upon which Executive shall serve as President and CFO of ServiceMaster.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         Defined Terms. Any capitalized terms which are not defined within this
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Agreement are defined in Exhibit A hereto attached.

     1. Term.  ServiceMaster  shall employ  Executive as President  and CFO, and
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Executive agrees to serve as President and CFO for the period  commencing on the
Effective Date and continuing through and including the earlier of the effective date of Executive's termination of employment ("Date of Termination"), the date of Executive's death, and December 31, 2006 (the "Term").

     2.  Duties.  During the Term,  and subject to the powers,  authorities  and
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responsibilities  vested  in  the  Board  of  Directors  of  ServiceMaster  (the
"Board"), committees of the Board and in the Chief Executive Officer of ServiceMaster ("CEO"), Executive shall have the authorities and responsibilities consistent with his experience and training and position as President and CFO, including the authority and responsibility for the operation of business units mutually agreed upon by Executive and the CEO, for the management of the Memphis, Tennessee campus, for the management of the financial accounting, internal audit, investor relations, tax, treasury and safety functions, for oversight of the branch manager training function and technician compensation programs, and for the negotiation, review and approval of proposed acquisitions,
investments  and  divestitures.   The  Executive  shall  also  have  such  other
authorities and responsibilities as the Board, a committee of the Board or CEO shall determine from time to time, which duties shall be at least substantially equal in status and character to the authorities and responsibilities of Executive on the Effective Date.

     3.  Obligations  of  ServiceMaster  During the Term.  Subject to Section 4,
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ServiceMaster shall provide the following to Executive during the Term:

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                 (a) Salary. ServiceMaster shall pay Executive an annual base
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         salary ("Base Salary") in an amount not less than $550,000, payable in accordance with the payroll practices of ServiceMaster.

                  (b) Annual Bonus. Executive shall be eligible to participate
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         in ServiceMaster's annual bonus plan in respect of each fiscal year of
         ServiceMaster on the same terms and conditions, including performance criteria, as other executive officers of ServiceMaster (other than the president of a business unit); provided, that Executive's target annual bonus shall be not less than 100% of Base Salary.

                  (c) LTPA. Executive shall be eligible to participate in
                      ----
         ServiceMaster's Long-Term Performance Award Plan or any successor plan ("LTPA") in respect of each fiscal year of ServiceMaster on the same terms and conditions as other executive officers of ServiceMaster; provided, that Executive's target payout for any fiscal year shall be not less than $595,000 .

                  (d) Equity-Based Compensation. Executive shall be eligible to
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         be granted stock options, restricted stock and/or other equity-based compensation awards on the same terms and conditions as other executive officers of ServiceMaster; provided, that Executive's target annual value attributed by the Compensation and Leadership Development Committee of the Board ("CLDC") to such awards shall be at least substantially consistent with Executive's 2003 target value of $659,000.

                  (e) Compensation Committee Approval. Notwithstanding Sections
                      -------------------------------
         4(a)-(d), but subject to the definition of Good Reason as set forth in Exhibit A, Executive understands and agrees that the CLDC has the authority and responsibility to approve Executive's Base Salary, target annual bonus, target annual LTPA payout and target annual value attributed by the CLDC to equity-based compensation.

                  (f). Benefits. Executive shall be entitled to those employee
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         benefits and perquisites which ServiceMaster from time to time generally makes available to its executive officers ("Benefits") subject to the terms and conditions of such benefit plans or programs. The Benefits shall include, without limitation, medical insurance, dental insurance, life insurance, accidental death and dismemberment insurance, vision insurance, disability insurance, flexible spending account, four weeks of paid annual vacation and such other benefits, including company car and dues payable for club memberships, as the Board, CLDC or CEO may determine from time to time. In addition to the foregoing Benefits and subject to approval by the CLDC, Executive may use the company plane for personal use in accordance with the Policy Regarding Use of Company Aircraft.

                  (g) Deferred Compensation Plan. Executive may elect to defer
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         Base Salary and earned annual bonus and/or LTPA payouts in accordance with ServiceMaster's deferred compensation plan.

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                  (h) Reimbursement of Expenses. Executive shall be reimbursed
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         for all proper and reasonable expenses incurred by Executive in the performance of his duties hereunder in accordance with the policies of ServiceMaster. In addition, during the Term, so long as Executive is employed by ServiceMaster and Executive maintains a residence in each of the Chicago metropolitan area and the Memphis metropolitan area, ServiceMaster shall reimburse Executive, for each night the performance of his duties hereunder results in his staying overnight at his residence in the Chicago metropolitan area. The amount of the reimbursement shall be $150 per night and shall not include any amounts incurred by Executive at restaurants, which amounts shall be reimbursed to Executive in accordance with the first sentence of this Section 3(h). In addition, ServiceMaster shall reimburse Executive, in accordance with its Relocation Policy for Tier IV employees, for the costs of moving his residence while Executive is employed by ServiceMaster from the Memphis metropolitan area to the Chicago metropolitan area; provided, that any such costs paid by ServiceMaster shall be repaid to ServiceMaster by Executive if Executive's employment with ServiceMaster is terminated on or prior to December 31, 2006 and ServiceMaster would be obligated to make payments to Executive under
         Section 4(a).

4.       Termination.
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         (a) In the event that Executive's employment hereunder is terminated
(i) during the period beginning on and including the Effective Date and ending on and including June 30, 2005 by ServiceMaster without Cause or by Executive for Good Reason or (ii) during the period beginning on and including July 1, 2005 and ending on and including December 31, 2006 by ServiceMaster without Cause or by Executive for any reason (including for Good Reason or by reason of retirement), but excluding by reason of death or Disability, then ServiceMaster shall pay to Executive within 60 days after the Date of Termination, as compensation for services rendered to ServiceMaster and its affiliated companies, a lump sum cash amount equal to the sum of subsections (1)-(4) below and, in addition, the amount determined under subsection (5) below, in each case subject to any applicable payroll or other taxes required to be withheld:

               (1) Executive's full annual Base Salary through the Date of Termination, to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the ServiceMaster deferred compensation plan); plus

               (2) two (2) times Executive's highest annual Base Salary in effect during the Term; plus

               (3) two (2) times Executive's highest target annual bonus during the Term; plus

               (4) reimbursement of Executive's expenses pursuant to Section 3(h); plus

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               (5) any restriction  period applicable to shares of ServiceMaster restricted stock held by you as of the Date of Termination will lapse, and all such shares shall vest, as of the close of business on the Date of Termination;

         provided, that Executive understands and agrees that any amount payable and any restricted stock that vests pursuant to Section 4(a)(2), (3) or
         (5) by reason of a termination by Executive of Executive's employment shall be conditioned upon Executive giving notice in accordance with
         Section 8 to ServiceMaster not less than 45 days prior to the Date of Termination.

                  (b) In the event that Executive's employment hereunder is terminated (i) during the period beginning on and including the Effective Date and ending on and including June 30, 2005 by ServiceMaster for Cause or by Executive without Good Reason or by reason of retirement, death or Disability or (ii) during the period beginning on and including July 1, 2005 and ending on and including December 31, 2006 by ServiceMaster for Cause or by reason of Executive's death or Disability, then ServiceMaster shall pay to Executive (or Executive's executors, legal representatives or administrators in the event of Executive's death) within 60 days after the Date of Termination or date of death, as compensation for services rendered to ServiceMaster and its affiliated companies, a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the sum of:

                  (1) Executive's full annual Base Salary through the Date of Termination or date of death, to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the ServiceMaster deferred compensation plan); plus

                  (2) reimbursement of Executive's expenses pursuant to Section 3(h).

                  (c) Exclusive Severance. Subject to Section 6, any amount paid
                      -------------------
         pursuant to Section 4(a) or (b) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any severance plan, policy or arrangement of ServiceMaster or its affiliated companies.

                   (d) Stock Options. Each option to purchase shares of
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         ServiceMaster's common stock held by Executive on the Date of
         Termination or date of death shall continue in accordance with its terms. For purposes of each such option, a termination of Executive's employment for any reason shall be treated as a "retirement" after a minimum of 15 years of employment and, to the extent each such option shall be or become exercisable on or after the Date of Termination or date of death, may thereafter be exercised by you until the applicable expiration date of the option.


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                  (e) Restricted Stock. Each restricted stock award held by
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         Executive shall be subject to the terms and conditions of the applicable restricted stock award agreement and corresponding ServiceMaster plan, including, without limitation, the restriction periods, vesting schedules and termination provisions.

                  (f) Continuation of Benefits. In the event that Executive's
                      ------------------------
         employment hereunder is terminated (i) during the period beginning on and including the Effective Date and ending on and including June 30, 2005 by ServiceMaster without Cause or by Executive for Good Reason or
         (ii) during the period beginning on and including July 1, 2005 and ending on and including December 31, 2006 by ServiceMaster without Cause or by Executive for any reason (including for Good Reason or by reason of retirement), but excluding by reason of death or Disability, then for a period of two years commencing on the Date of Termination, ServiceMaster and its subsidiaries shall continue to provide all Benefits, as then generally made available to executive officers, with respect to Executive and Executive's dependents. After the expiration of such two-year period, Executive shall be entitled to continue Executive's medical coverage under Federal law (COBRA).


                  (g) PSRP and ESPP. Executive's participation, if any, in the
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         ServiceMaster Profit Sharing and Retirement Plan ("PSRP") and Employee
         Stock Purchase Plan ("ESPP") shall end as the Date of Termination or date of death, if applicable.

                  (h) Deferred Compensation Plan. Executive's participation, if
                      --------------------------
         any, in the ServiceMaster deferred compensation plan shall end as the Date of Termination or date of death, if applicable. Any compensation previously deferred by Executive (together with any interest and earnings thereon) under the deferred compensation plan or any successor plan shall be paid or distributed in accordance with the terms of the plan and Executive's elections under the plan.

5.       Covenants.
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               (a) Non-Competition,  Non-Solicitation and Confidentiality.  From
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          and after the Effective  Date and through and  including  December 31,
          2007 (or, if earlier, the date that is one year after the Date of Termination), Executive shall not do any of the following, directly or indirectly, without the prior written consent of ServiceMaster:

                  (1) directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in North America or any other geographic area in which ServiceMaster is then conducting business, own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business conducted by ServiceMaster or any subsidiary of ServiceMaster; or


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                  (2) directly or indirectly attempt to induce any employee of
                  ServiceMaster to terminate or abandon his or her employment for any purpose whatsoever or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of ServiceMaster; or

                  (3) directly or indirectly engage in any activity which is contrary, inimical or harmful to the interests of ServiceMaster, including but not limited to (i) violations of ServiceMaster policies, (ii) disclosure or misuse of any confidential information or trade secrets of ServiceMaster or a subsidiary of ServiceMaster, (iii) participation in any activity not approved by the Board which could reasonably be foreseen as contributing to or resulting in a Change in Control and (iv) conduct related to employment for which either criminal or civil penalties may be sought.

                           Executive acknowledges and agrees that each stock
                  option agreement and restricted stock award held by Executive contains covenants of Executive relating to competition against ServiceMaster and its subsidiaries, confidentiality and non-solicitation of employees and customers and similar obligations of Executive. Executive agrees that such covenants are separate from this Agreement, shall continue in accordance with their respective terms and shall survive the termination of this Agreement.

                   (b) Litigation and Regulatory Cooperation. During and after
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         Executive's employment, Executive shall cooperate fully with
         ServiceMaster in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of ServiceMaster that relate to events or occurrences that transpired while Executive was employed by ServiceMaster. Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of ServiceMaster at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with ServiceMaster in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by ServiceMaster. ServiceMaster shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive's performance of obligations pursuant to this
         Section 5(b).

6. Effect of Change in Control Agreement.
   -------------------------------------

                  (a) Executive and ServiceMaster are parties to a Change in Control Severance Agreement dated as of October 31, 2001 (the "CIC Agreement"). Pursuant to Section 8 of the CIC Agreement, ServiceMaster shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board, a committee thereof or the CEO, to approve the termination of the CIC Agreement;

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         provided, that no
         such action shall be taken by the Board, a committee thereof or the CEO during any period of time when the Board has knowledge that any Person (as defined in the CIC Agreement) has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such Person has abandoned or terminated its efforts to effect a Change in Control; and provided, further, that in no event shall the CIC Agreement be terminated after a Change in Control.

                  (b) If, during the Term, (1) a Change in Control of ServiceMaster occurs and (2) the CIC Agreement is in effect on the date of the Change in Control, this Agreement shall be terminated and superseded by the CIC Agreement, as such agreement may be amended, modified or superseded from time to time.

     7. Successors and Assigns. This Agreement shall inure to the benefit of and
        ----------------------
be enforceable by ServiceMaster and its successors and assigns and by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall not be terminated by any merger or consolidation of ServiceMaster whereby ServiceMaster is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of ServiceMaster. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

     8. Notice. All notices and other communications required or permitted under
        ------
this Agreement shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, postage prepaid, addressed (a) if to Executive, to Ernest J. Mrozek, 9 South Bodin, Hinsdale, Illinois 60521, and if to ServiceMaster, to The ServiceMaster Company, 3250 Lacey Road, Downers Grove, Illinois 60515, attention General Counsel or Corporate Secretary, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. Entire Agreement; Amendments. Except as otherwise specified herein, this
        ----------------------------
Agreement and Exhibit A constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

     10.  Modification or Waiver. No provision of this Agreement may be modified
          ----------------------
or waived unless such modification or waiver is agreed to in writing and signed by Executive and by the Chairman, Chief Executive Officer, any Executive Vice President, Treasurer or General Counsel of ServiceMaster or any successor under this Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or ServiceMaster to insist upon strict compliance with any provision of this Agreement or to assert any right which

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Executive or ServiceMaster may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


     11.  Governing  Law;  Validity.   The   interpretation,   construction  and
          -------------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.


     12. Counterparts.  This Agreement may be executed in counterparts,  each of
         ------------
which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

                                THE SERVICEMASTER COMPANY


                                By: /s/ Jonathan P. Ward
                                    ---------------------
                                Name:  Jonathan P. Ward
                                Title:  Chairman and Chief Executive Officer

                                /s/ Ernest J. Mrozek
                                --------------------
                                ERNEST J. MROZEK




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                                    Exhibit A

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

        (a) "Cause" means:
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                           (1) a material breach by Executive of his duties and
         responsibilities (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of ServiceMaster and which is not remedied within 30 days after receipt of written notice from ServiceMaster specifying such breach; or

                           (2) the commission by Executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by Executive that substantially and adversely affects the business affairs or reputation of ServiceMaster or an affiliated company.

                  (b) "Change in Control" shall have the meaning set forth in
                       -----------------
         the CIC Agreement; provided, that in the event such definition shall be modified or revised in the CIC Agreement, then the definition of Change in Control for purposes of this Agreement shall be so modified or revised.

                  (c) "Disability" means Executive's absence from Executive's
                       ----------
         duties with ServiceMaster or its affiliated companies on a full-time basis for at least 180 consecutive days as a result of Executive's incapacity due to physical or mental illness.

                  (d) "Good Reason" means, without Executive's written consent,
                       -----------
         the occurrence of any of the following events:

                           (1) any of (i) the reduction in any material respect in Executive's position(s), authorities or responsibilities with ServiceMaster, (ii) an adverse change in Executive's reporting relationships, or (iii) any failure to re-elect Executive to any executive officer position with ServiceMaster held by the Executive;

                           (2) a reduction in Executive's Base Salary, target annual bonus, target annual LTPA payout or target annual value attributed by the CLDC to equity-based compensation, each as in effect on the Effective Date or as the same may be increased from time to time thereafter; provided, that it shall not constitute Good Reason if any reduction is approved by the CLDC and the percentage reduction is equal to or less than the corresponding percentage reduction in compensation or target compensation of the CEO; or

                           (3) the failure of ServiceMaster to (i) provide Executive and Executive's dependents Benefits substantially comparable to the plans, practices, programs and policies of ServiceMaster and its subsidiaries in effect for Executive on the Effective Date, (ii) provide fringe benefits substantially comparable to the plans, practices, programs and policies of ServiceMaster and its subsidiaries in effect for Executive on the Effective Date, (iii) provide an office, together with secretarial and other assistance, substantially comparable to that provided to Executive by ServiceMaster on the Effective Date, or (iv) provide Executive with four weeks annual paid vacation.

                           For purposes of this Agreement, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by ServiceMaster after receipt of notice thereof given by Executive shall not constitute Good Reason.



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